EXHIBIT 16

March 6, 2003

Securities and Exchange Commission

Mail Stop 11-3

450 5th Street, N.W.

Washington, D.C. 20549

Dear Sirs/Madams:

We have read Item 4 of NSD Bancorp Inc.’s Form 8-K dated March 6, 2003, and we agree with the statements made therein.

Yours truly,

/s/    DELOITTE & TOUCHE LLP

Pittsburgh, Pennsylvania